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                                                                     EXHIBIT 1.1

                       EXHIBIT E - BROKER DEALER AGREEMENT

                         SHOPOFF PROPERTIES TRUST, INC.

              Up to 20,100,000 Shares of Common Stock/$200,000,000

                                     FORM OF

                             BROKER-DEALER AGREEMENT

                            ______________ ____, 2007

Shopoff Securities, Inc.
8951 Research Drive
Irvine, California  92618

Ladies and Gentlemen:


      Shopoff Properties Trust, Inc., a Maryland corporation (the "Company"), is registering for public sale (the "Offering") a maximum of 20,100,000 shares of its common stock, $0.01 par value per share, (the "Shares" or the "Stock") to be issued and sold for an aggregate purchase price of $200,000,000 (2,000,000 shares to be offered to the public at $9.50 per Share and 18,100,000 Shares to be offered to the public for $10.00 per Share). The minimum offering amount is 1,700,000 shares and the minimum purchase by any one person shall be 2,000 Shares (except as otherwise indicated in the Prospectus (defined below) or in any letter or memorandum from the Company to Shopoff Securities, Inc. (the "Broker-Dealer")). Terms not defined herein shall have the same meaning as in the Prospectus. In connection therewith and in consideration of the promises made herein and for other good and valuable consideration, including the provisions hereinafter set forth, the Company hereby agrees with you, the Broker-Dealer, as follows:


1.    Representations and Warranties of the Company

      The Company represents and warrants to the Broker-Dealer that:

      1.1 A registration statement with respect to the Company has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") promulgated thereunder, covering the Shares. Such registration statement, which includes a preliminary prospectus, was initially filed with the SEC on or about November 30, 2006. Copies of such registration statement and each amendment thereto have been or will be delivered to the Broker-Dealer. (The registration statement and prospectus contained therein, as finally amended and revised at the effective date of the registration statement and as amended and supplemented thereafter, are respectively hereinafter referred to as the "Registration Statement" and the "Prospectus," except that if the

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Prospectus first filed by the Company pursuant to Rule 424(b) under the
Securities Act shall differ from the Prospectus, the term "Prospectus" shall also include the Prospectus filed pursuant to Rule 424(b).)

      1.2 The Company has been duly and validly organized and formed as a corporation under the laws of the state of Maryland, with the power and authority to conduct its business as described in the Prospectus.

      1.3 The Registration Statement and Prospectus comply on the date hereof and will continue to comply hereafter with the Securities Act and the Rules and Regulations and do not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Broker-Dealer and are based upon information furnished by the Broker-Dealer in writing to the Company specifically for inclusion therein.

      1.4 The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

      1.5 No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act or applicable state securities laws.

      1.6 There are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.

      1.7 The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company do not and will not conflict with or constitute a default under any charter, bylaw, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

      1.8 The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

      1.9 At the time of the issuance of the Shares, the Shares will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

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2.    Covenants of the Company

      The Company covenants and agrees with the Broker-Dealer that:

      2.1 It will, at no expense to the Broker-Dealer, furnish the Broker-Dealer with such number of printed copies of the Registration Statement, including all amendments, supplements and exhibits thereto, as the Broker-Dealer may reasonably request. It will similarly furnish to the Broker-Dealer and others designated by the Broker-Dealer as many copies as the Broker-Dealer may reasonably request in connection with the Offering of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus;
(b) this Agreement; and (c) any other printed sales literature or other materials (provided that the use of said sales literature and other materials has been first approved for use by the Company and all appropriate regulatory agencies).

      2.2 It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Broker-Dealer may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Broker-Dealer a copy of such papers filed by the Company in connection with any such qualification.

      2.3 It will: (a) if not effective upon the date hereof, use its best efforts to cause the Registration Statement to become effective; (b) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Broker-Dealer; (c) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and
(d) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will use its best efforts to obtain the lifting of such order at the earliest possible time.

      2.4 If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Broker-Dealer, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Broker-Dealer thereof (unless the information shall have been received from the Broker-Dealer) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Company will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

3.    Payment of Expenses and Fees

      3.1 The Company agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (a) the registration fee, the preparation and filing of the Registration Statement (including without limitation financial statements, exhibits, schedules and consents), the Prospectus, and any amendments or

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supplements thereto, and the printing and furnishing of copies of each thereof to the Broker-Dealer (including costs of mailing and shipment); (b) the preparation, issuance and delivery of certificates, if any, for the Shares, including any stock or other transfer taxes or duties payable upon the sale of the Shares; (c) all fees and expenses of the Company's legal counsel, independent public or certified public accountants and other advisors; (d) the qualification of the Shares for offering and sale under state laws in the states that the Company shall designate as appropriate and the determination of their eligibility for investment under state law as aforesaid and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Broker-Dealer; (e) filing for review of the public offering of the Shares by the NASD (including the reasonable legal fees and filing fees and other disbursements of counsel relating thereto); (f) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement; (g) all costs and expenses incident to the travel and accommodation of the Company's employees in making road show presentations with respect to the offering of the Shares; and (h) the performance of the Company's other obligations hereunder.

      3.2 In addition, the Company shall reimburse the Broker-Dealer for certain costs and expenses incident to the Offering, to the extent permitted pursuant to prevailing rules and regulations of the NASD, including expenses, fees and taxes incurred in connection with: (a) any legal counsel to the Broker-Dealer, including fees and expenses incurred prior to the effective date of the Offering; (b) customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with the Offering; (c) attendance at broker-dealer sponsored conferences, educational conferences sponsored by the Company, industry sponsored conferences and informational seminars; and (d) customary promotional items; provided, however, that, no costs and expenses shall be reimbursed by the Company pursuant to this Section 3.4 which would cause the total compensation paid in connection with the Offering to exceed 10% of the gross proceeds from the sale of the Shares, excluding reimbursement of bona fide due diligence expenses as provided under Section 3.3.


      3.3 In addition to reimbursement as provided under Section 3.2, the Company shall also reimburse the Broker-Dealer for bona fide due diligence expenses incurred of up to 0.5% of gross proceeds from the sale of the Shares. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Broker-Dealer and its personnel when visiting the Company's offices or properties to verify information relating to the Company or its properties. The Company shall have the right to require that the Broker-Dealer provide a detailed and itemized invoice for any such due diligence expenses.


      3.4 No commissions will be paid to the Broker-Dealer under this Agreement. If the Broker-Dealer elects to sell the Shares through other broker-dealers (each, a "Dealer"), the Company will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer, it being the sole and exclusive responsibility of the Broker-Dealer for payment of commissions to Dealers.



      3.5 In the event the offering is not completed, the Broker-Dealer and any Dealer will receive only a reimbursement of out-of-pocket accountable expenses actually incurred.


4.    Obligations of Broker-Dealer

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      4.1   The Company hereby appoints the Broker-Dealer as its agent and principal distributor for the purpose of selling for cash up to a maximum of 20,100,000 Shares. The Broker-Dealer hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions. The Broker-Dealer represents to the Company that (i) it is a member of the National Association of Securities Dealers, Inc. ("NASD"); (ii) it and its employees and representatives have all required licenses and registrations to act under this Agreement; and (iii) it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable NASD rules, SEC rules and the USA PATRIOT Act of 2001, reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Shares of the Company. The Broker-Dealer agrees to be bound by the terms of the escrow agreement executed as of _______________, 2007, among Wells Fargo Bank, N. A., as escrow agent, the Broker-Dealer and the Company, a copy of which is enclosed (the "Escrow Agreement"). Until the minimum capital requirements in each state have been met, investments will be held in escrow and, if the minimum capital requirements in a state have not been met, investments in such state will be returned to the investors in accordance with the Prospectus.

      4.2 Promptly after the effective date of the Registration Statement, the Broker-Dealer shall commence the offering of the Shares for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Broker-Dealer will suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.

      4.3 The Broker-Dealer represents and warrants to the Company, each owner, director, officer and employee of the Company and each person that signs the Registration Statement that the information under the caption "Plan of Distribution" in the Prospectus and all other information furnished to the Company by the Broker-Dealer in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      4.4 The Broker-Dealer shall use and distribute in conjunction with the offer and sale of any Shares only the Prospectus (as it may be supplemented or amended from time-to-time) and such sales literature and advertising as shall have been previously approved in writing by the Company.

      4.5 The Broker-Dealer shall cause Shares to be offered and sold only in such jurisdictions where the Broker-Dealer is licensed to do so. In addition, the Broker-Dealer shall cause Shares to be offered and sold only in those jurisdictions specified in writing by the Company where the offering and sale of its Shares have been authorized by appropriate regulatory authorities and such list of jurisdictions shall be updated by the Company as additional states are added. No Shares shall be offered or sold for the account of the Company in any other jurisdiction.

      4.6 The Broker-Dealer represents and warrants to the Company that it will not represent or imply that the escrow agent, as identified in the Prospectus, has investigated the

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desirability or advisability of investment in the Company, or has approved, endorsed or passed upon the merits of the Shares or the Company, nor will it use the name of said escrow agent in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment that it has agreed to serve as escrow agent.

5.    Indemnification

      5.1 The Company will indemnify and hold harmless the Broker-Dealer, its officers and directors and each person, if any, who controls the Broker-Dealer within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Broker-Dealer, its officers and directors, or any controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained
(i) in any Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus or any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Broker-Dealer, its officers and any controlling person for any legal or other expenses reasonably incurred by the Broker-Dealer, its officers and directors, or controlling person in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Broker-Dealer specifically for use with reference to the Broker-Dealer in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto; and further provided that the Company will not be liable in any such case if it is determined that such Broker-Dealer was at fault in connection with the loss, claim, damage, liability or action. Notwithstanding the foregoing, the Company may not indemnify or hold harmless the Broker-Dealer, or any of its affiliates in any manner that would be inconsistent with the provisions of Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. effective September 29, 1993, as amended (the "NASAA REIT Guidelines"). In particular, but without limitation, the Company may not indemnify or hold harmless the Broker-Dealer, or any

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of its affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

            (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations;

            (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

            (c) a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

      5.2 The Broker-Dealer will indemnify and hold harmless the Company and each person or firm which has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) any Blue Sky Application, or (b) the omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading in each case described in clauses (a), (b) or (c) above to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Broker-Dealer specifically for use with reference to the Broker-Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by the Broker-Dealer, or (e) any failure to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable NASD rules, SEC rules and the USA PATRIOT Act of 2001, and will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Broker-Dealer may otherwise have.

      5.3 Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 5, notify in writing the indemnifying

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party of the commencement thereof and the omission so to notify the indemnifying party will relieve such indemnifying party from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 5.5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

      5.4 The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

      5.5 The indemnity agreements contained in this Section 5 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Company, the Broker-Dealer or any officer or director thereof, or by or on behalf of the Company or the Broker-Dealer, (b) delivery of any Shares and payment therefor, and (c) any termination of this Agreement. A successor of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 5.

6.    Survival of Provisions

      The respective agreements, representations and warranties of the Company and the Broker-Dealer set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Broker-Dealer or any person controlling the Broker-Dealer or by or on behalf of the Company or any person controlling the Company, and (c) the acceptance of any payment for the Shares.

7.    Applicable Law

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      This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of California; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section.

8.    Counterparts

      This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

9.    Successors and Amendment

      9.1 This Agreement shall inure to the benefit of and be binding upon the Broker-Dealer and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

      9.2 This Agreement may be amended by the written agreement of the Broker-Dealer and the Company.

10.   Term

      This Agreement may be terminated by either party (i) immediately upon notice to the other party in the event that the other party shall have materially failed to comply with any of the material provisions of this Agreement on its part to be performed during the term of this Agreement or if any of the representations, warranties, covenants or agreements of such party contained herein shall not have been materially complied with or satisfied within the times specified or (ii) by either party on 60 days' written notice.

      In any case, this Agreement shall expire at the close of business on the effective date that the Offering is terminated. The provisions of Section 5 hereof shall survive such termination. In addition, the Broker-Dealer, upon the expiration or termination of this Agreement, shall (i) promptly deposit any and all funds in its possession which were received from investors for the sale of Shares into the appropriate escrow account or, if the minimum number of Shares have been sold and accepted by the Company, into such other account as the Company may designate; and (ii) promptly deliver to the Company all records and documents in its possession which relate to the Offering and are not designated as dealer copies. The Broker-Dealer, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. The Broker-Dealer shall use its best efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.

11.   Confirmation

      The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of the Broker-Dealer all orders for purchase of Shares accepted by the Company.

12.   Suitability of Investors

      The Broker-Dealer will offer Shares only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Broker-Dealer will comply with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. of the NASAA REIT Guidelines.

13.   Submission of Orders


      13.1 Until such time as the Company has received and accepted subscriptions for at least 1,700,000 shares and released the proceeds from such subscriptions from escrow (or such greater amount as may be applicable in respect of any greater escrow in respect of subscribers from certain states), those persons who purchase Shares will be instructed by the Broker-Dealer to make their checks payable as provided in the Escrow Agreement.


      13.2 The Broker-Dealer shall promptly, upon receipt of any and all checks, drafts, and money orders received from subscribers, transmit the same, together with a copy of the executed subscription agreement or copy of the signature page of such subscription agreement, stating among other things, the name of the purchaser, current address, and the amount of the investment to the escrow agent by noon of the next business day following receipt. If the Broker-Dealer receives a check not conforming to the instructions provided in the Escrow Agreement, it shall return such check directly to such subscriber not later than noon of the next business day following its receipt. Checks of rejected subscribers will be promptly returned to such subscribers.

      13.3 If requested by the Company, the Broker-Dealer shall obtain from subscribers for the Shares, other documentation reasonably deemed by the Company to be required under applicable law or as may be necessary to reflect the policies of the Company. Such documentation may include, without limitation, subscribers' written acknowledgement and agreement to the privacy policies of the Company.

14.   Notices

      Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing and shall be deemed to be delivered when delivered in person or deposited in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, to the intended recipient as set forth below:

If to the Company:            Shopoff Properties Trust, Inc.
                              8951 Research Drive
                              Irvine, California  92618
                              Attention:  William A. Shopoff

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If to the Broker-Dealer:      Shopoff Securities, Inc.
                              8951 Research Drive
                              Irvine, California  92618
                              Attention: William A. Shopoff

      Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 14.

      If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

                   Very truly yours,

                   SHOPOFF PROPERTIES TRUST, INC.

                   By: _________________________________________________________
                       William A. Shopoff, President and Chief Executive Officer

Accepted and agreed as of the
date first above written.

SHOPOFF SECURITIES, INC.

By: _________________________________________________________
    William A. Shopoff, President and Chief Executive Officer